Exhibit 99.1

CDT Equity Announces Debt Update and New Loan Facility

NAPLES, Fla. and CAMBRIDGE, United Kingdom, June 16, 2026 (GLOBE NEWSWIRE) -- CDT Equity Inc. (Nasdaq: CDT) (“CDT” or the “Company”), today announced that it has re-structured its debt, agreeing to pay off all outstanding amounts due under its Loan Notes with Alliance Global Partners (“A.G.P.”) and Ascent Partners, and entering into a new Loan Agreement with JJ Astor for up to $1,460,000.

The A.G.P. Convertible Loan Note originally entered into in December 2024, had a principal amount of $5,737,500, which was repaid in full as of the beginning of June. In addition, the Company will repay $555,555.56 (exclusive of interest), pursuant to the Promissory Note with Ascent Partners entered into on March 3, 2026.

Collectively, these repayments will eliminate more than $6.3 million of legacy financing obligations and liabilities from the Company’s balance sheet and significantly simplified its capital structure.

On June 11, 2026 the Company entered into a Loan Agreement with JJ Astor & Co (the “Lender”) for up to $1,460,000 to support working capital requirements as CDT continues to execute on its strategic objectives. The Lender has funded the first tranche of approximately $268k, the balance of which is subject to certain conditions the Company expects to satisfy in June 2026. Following the repayment of the A.G.P. and Ascent obligations, the JJ Astor facility represents the Company’s sole loan facility.

“The repayment of these legacy obligations represents an important milestone for CDT,” said Dr. Andrew Regan, Chief Executive Officer of CDT Equity. “We have materially strengthened our balance sheet, reduced outstanding debt by over $4M since the beginning of 2025, and positioned the Company to focus on executing its strategy and creating long-term shareholder value.”

The Company believes that the elimination of these historical obligations provides greater financial flexibility as it advances its intellectual property portfolio, strategic partnerships and broader corporate development initiatives.

About CDT Equity Inc.

CDT Equity Inc. (NASDAQ: CDT) is a data-driven biopharmaceutical development company focused on identifying, enhancing, and advancing high-potential therapeutic assets through scientific innovation and strategic partnerships. Originally established as Conduit Pharmaceuticals, the company has evolved into a broader, more agile platform that leverages artificial intelligence, solid-form chemistry, and efficient asset repositioning to accelerate the development of novel treatments. Looking ahead, CDT are committed to creating shareholder value through licensing, strategic M&A, and positioning the company as a platform for transformative innovation.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding CDT’s future results of operations and financial position, CDT’s business strategy, prospective product candidates, product approvals, research and development cost timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated studies and business endeavors with third parties, and future results of current and anticipated product candidates, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to; the effect that the reverse stock split may have on the price of the Company’s common stock; the ability or inability to maintain the listing of CDT’s securities on Nasdaq; the ability to recognize the anticipated benefits of the business combination completed in September 2023, which may be affected by, among other things, competition; the ability of the combined company to grow and manage growth economically and hire and retain key employees; the risks that CDT’s product candidates in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities on a timely basis or at all; changes in applicable laws or regulations; the possibility that CDT may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties identified in other filings made by CDT with the U.S. Securities and Exchange Commission. Moreover, CDT operates in a very competitive and rapidly changing environment. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond CDT’s control, you should not rely on these forward-looking statements as predictions of future events.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, CDT assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. CDT gives no assurance that it will achieve its expectations.

Investors

CDT Equity Inc.
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